            As filed with the Securities and Exchange Commission on June 7, 2000
                                                 Registration No. 333-__________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              LSI LOGIC CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                                          94-2712976
(STATE OR OTHER JURISDICTION OF                              (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                           IDENTIFICATION NUMBER)

                             1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000
    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

               INTRASERVER TECHNOLOGY, INC. 1998 STOCK OPTION PLAN
                               (FULL NAME OF PLAN)

                                DAVID E. SANDERS
                             VICE PRESIDENT, GENERAL
                              COUNSEL AND SECRETARY
                              LSI LOGIC CORPORATION
                             1551 MCCARTHY BOULEVARD
                           MILPITAS, CALIFORNIA 95035
                                 (408) 433-8000

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                             LARRY W. SONSINI, ESQ.
                              DANIEL R. MITZ, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                           PALO ALTO, CALIFORNIA 94304
                                 (650) 493-9300


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================
                                                                          PROPOSED               PROPOSED
                                                                           MAXIMUM                MAXIMUM
          TITLE OF EACH CLASS                      AMOUNT                 OFFERING               AGGREGATE            AMOUNT OF
            OF SECURITIES TO                       TO BE                    PRICE                OFFERING            REGISTRATION
             BE REGISTERED                       REGISTERED             PER SHARE (1)            PRICE (1)               FEE
------------------------------------------------------------------------------------------------------------------------------------
Common Stock issuable under IntraServer
Technology, Inc. 1998 Stock Option Plan           154,709                  $0.46                $71,166.14             $18.79
------------------------------------------------------------------------------------------------------------------------------------

(1) Computed in accordance with Rule 457(h) solely for the purpose of calculating the registration fee. Computation based on the weighted average per share price (rounded to the nearest cent) of options granted under the referenced plans, the shares issuable under which are registered hereby.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     There are hereby incorporated by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

(1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 1999;

(2) The Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000;

(3) The Registrant's Current Reports on Form 8-K dated January 26, 2000, February 15, 2000, February 24, 2000, April 27, 2000 and May 24, 2000;

(4) The description of the Registrant's common stock contained in the Registrant's Registration Statement on Form 8-A dated August 29, 1989, including any amendments or reports filed for the purpose of updating such description; and

(5) The description of the Registrant's Amended and Restated Preferred Shares Rights Agreement in the Registrant's Registration Statement on Form 8-A-12G/A dated December 8, 1998.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Article 10 of our Certificate of Incorporation provides that, to the fullest extent permitted by Delaware law, as the same now exists or may hereafter be amended, a director shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Delaware law provides that directors of a corporation will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability:

o for any breach of their duty of loyalty to the corporation or its stockholders,

o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law,

o for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law, or

o for any transaction from which the director derived an improper personal benefit.

     Our bylaws provide that our directors, officers and agents shall be indemnified against expenses including attorneys' fees, judgments, fines, settlements actually and reasonably incurred in connection with any proceeding arising out of their status as such, if such director, officer or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of LSI Logic Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful.

     We have entered into agreements to indemnify our directors and officers, in addition to the indemnification provided for in our Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify our directors and officers for certain expenses, including attorney's fees, judgments, fines and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of LSI, arising out of such person's services as a director or officer of LSI, any subsidiary of LSI or any other company or enterprise to which the person provides services at the request of LSI.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

          EXHIBIT NUMBER                               DESCRIPTION
          --------------                               -----------
                4.1          IntraServer Technology, Inc. 1998 Stock Option Plan.
                5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
               23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
               23.2          Consent of Counsel (contained in Exhibit 5.1).
               24.1          Power of Attorney (see page II-4).

ITEM 9. UNDERTAKINGS.

     (a)  Rule 415 Offering. The undersigned registrant hereby undertakes:

          1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 ((ss.)239.13 of this chapter) or Form S-8 ((ss.)239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

               (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the Delaware General Corporations Law, the Certificate of Incorporation of the Registrant, the Bylaws of the Registrant, Indemnification Agreements entered into between the Registrant and its officers and directors, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milpitas, State of California, on June 6, 2000.

                                       LSI LOGIC CORPORATION

                                       By /s/  Wilfred J. Corrigan
                                          --------------------------------------
                                          WILFRED J. CORRIGAN, CHAIRMAN,
                                          CHIEF EXECUTIVE OFFICER AND DIRECTOR


                                POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints Wilfred J. Corrigan and R. Douglas Norby, and each of them, as his true and lawful attorneys-in-fact and agents, each with power of substitution, for him in his name, place and stead, in any and all capacities, to sign the Registration Statement filed herewith and any and all amendments (including post-effective amendments to this Registration Statement) and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act of 1933 and all post-effective amendments thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each of them with full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on June 6, 2000.

                 SIGNATURE                                                TITLE
                 ---------                                                -----
    /s/     Wilfred J. Corrigan                    Chairman, Chief Executive Officer and Director
----------------------------------------------     (Principal Executive Officer)
            Wilfred J. Corrigan

    /s/     R. Douglas Norby                       Executive Vice President, Chief Financial Officer and
----------------------------------------------     Director (Principal Financial Officer and Principal
            R. Douglas Norby                       Accounting Officer)

    /s/          T.Z. Chu                          Director
----------------------------------------------
                 T.Z. Chu

    /s/      Malcom R. Currie                      Director
----------------------------------------------
             Malcom R. Currie

    /s/       James H. Keyes                       Director
----------------------------------------------
              James H. Keyes

    /s/     Matthew J. O'Rourke                    Director
----------------------------------------------
            Matthew J. O'Rourke

                               INDEX TO EXHIBITS


          EXHIBIT NUMBER                               DESCRIPTION
          --------------                               -----------
                4.1          IntraServer Technology, Inc. 1998 Stock Option Plan.
                5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.
               23.1          Consent of PricewaterhouseCoopers LLP, Independent Accountants.
               23.2          Consent of Counsel (contained in Exhibit 5.1).
               24.1          Power of Attorney (see page II-4).